Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
 AS ADOPTED PURSUANT TO
 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report on Form 10-K of Valiant Health Care, Inc. for the year ended December 31, 2010, I, Steven Turner, President and Chief Executive Officer and Angela C. Rodriguez, Chief Financial Officer of Valiant Health Care, Inc., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1)	such Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Standard Management Corporation.

April 28, 2011

/s/ Steven Turner
Steven Turner
President and Chief Executive Officer

/s/ Angela C. Rodriguez
Angela C. Rodriguez
Chief Financial Officer